FINETECH LABORATORIES LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2007

FINETECH LABORATORIES LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2007

U.S. DOLLARS IN THOUSANDS

- - - - - - - - - -

■	Kost Forer Gabbay & Kasierer 2 Pal-Yam Ave. Haifa 33095, Israel	■	Phone: 972-4-8654000 Fax: 972-3-5633434

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of

FINETECH LABORATORIES LTD.

We have audited the accompanying balance sheet of Finetech Laboratories Ltd. (the “Company”) as of December 31, 2007, and the related statements of operations, changes in the shareholders’ equity and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above, present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and cash flows for the years ended December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States.

/s/ Kost Forer Gabbay & Kasierer
Haifa, Israel	KOST FORER GABBAY & KASIERER
March 16, 2008	A Member of Ernst & Young Global

FINETECH LABORATORIES LTD.

BALANCE SHEET

U.S. dollars in thousands (except share and per share data)

December 31,
2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,031
Trade receivable	230
Inventories (Note 3)	394
Other accounts receivable	2

Total current assets	7,657

PROPERTY AND EQUIPMENT, NET (Note 4)
Cost	7,609
Less - accumulated depreciation	4,038

3,571

Total assets	$11,228

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses (Note 5)	$234

COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDERS' EQUITY (Note 7):
Ordinary shares of NIS 0.01 par value; Authorized – 10,000,000 Ordinary shares; Issued and outstanding – 6,000,000 shares	(*) -
Additional paid-in capital	22,186
Treasury share – 1,000,000 Ordinary shares	(2,077)
Accumulated deficit	(9,115)

Total shareholders’ equity	10,994

Total liabilities and shareholders’ equity	$11,228

(*) Less than $1.

March 16, 2008	/s/ Arie Gutman
Date of approval of the financial statements	Dr. Arie Gutman President and Director

The accompanying notes are an integral part of the financial statements.

FINETECH LABORATORIES LTD.

STATEMENTS OF OPERATIONS

U.S. dollars in thousands

	Year ended December 31,
	2007	2006

Sales	$5,328	$6,206

Cost of sales	1,693	1,861

Gross profit	3,635	4,345

Research and development expenses	582	750
Less - participation by the office of the Chief Scientist	(144)	(160)

Research and development expenses, net	438	590
Selling and administrative expenses	308	185
	746	775

Operating income	2,889	3,570

Financial income, net	324	169

Settlement for potential damages (Note 10)	-	1,613

Net income	$3,213	$5,352

The accompanying notes are an integral part of the financial statements.

FINETECH LABORATORIES LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

U.S. dollars in thousands

	Share capital		Additional paid-in capital	Receipts on account of shares	Accumulated deficit	Treasury Shares	Total

Balance as of January 1, 2006		$-	$3,274	$10,720	$(17,680)	$-	$(3,686)

Stock-based compensation related to warrants		-	299	-	-	-	299

Conversion of capital note into shares		(*) -	4,244	-	-	-	4,244

Classification of receipts on account of shares into additional paid-in capital		-	10,720	(10,720)	-	-	-

Issuance of shares		13	3,487	-	-	-	3,500

Net income		-	-	-	5,352	-	5,352

Balance as of December 31, 2006		13	22,024	-	(12,328)	-	9,709

Stock-based compensation		-	162	-	-	-	162

Repurchase of shares from a shareholder		(13)	-	-	-	(2,077)	(2,090)

Net income		-	-	-	3,213	-	3,213

Balance as of December 31, 2007	$	(*) -	$22,186	-	$(9,115)	$(2,077)	$10,994

(*) Less than $1.

The accompanying notes are an integral part of the financial statements.

FINETECH LABORATORIES LTD.
STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2007	2006
	U.S. dollars
Cash flows from operating activities:
Net income	$3,213	$5,352
Adjustments to reconcile net income to net cash provided by operating activities (a)	697	1,202

Net cash provided by operating activities	3,910	6,554

Cash flows from investing activities:

Purchase of fixed assets	-	(67)
Proceeds from sale of fixed assets	-	3

Net cash used in investing activities	-	(64)

Cash flows from financing activities:

Repayment of long-term loan	-	(7,431)
Purchase of treasury shares	(2,090)	-
Issuance of shares	-	3,500

Net cash used in financing activities	(2,090)	(3,931)

Increase in cash and cash equivalents	1,820	2,559
Cash and cash equivalents at the beginning of the year	5,211	2,652

Cash and cash equivalents at the end of the year	$7,031	$5,211

(a) Adjustments to reconcile net income to net cash provided by operating activities:

Income and expenses not involving cash flows:
Depreciation and amortization	$868	$902
Gain from sale of fixed assets	-	(3)
Stock-based compensation	162	299
Accrued severance pay, net	(74)	29

	956	1,227
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable and prepayments	(106)	62
Increase in inventories	(174)	(25)
Increase (decrease) in accounts payable and accrued expenses	21	(62)
	(259)	(25)

	$697	$1,202
(b) Non-cash activities:
Conversion of capital note into shares	$-	$4,244

Supplemental disclosure of cash flows information:
Cash paid during the year for:
Interest	$-	$-
Income taxes	$3	$1

The accompanying notes are an integral part of the financial statements.

FINETECH LABORATORIES LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 1:-	GENERAL

Finetech Laboratories Ltd. ("the Company") was incorporated on April 2, 2001 by ISP Investments Inc., a publicly traded company in the U.S. In June 2001, the Company acquired the operations of Finetech Ltd., an Israeli private company, in consideration for approximately $ 16.2 million (including transaction costs). As part of the acquisition, the employees of Finetech Ltd. were transferred to the Company and certain obligations and rights were assigned to the Company.

The Company is engaged in the development, manufacturing and distribution of active pharmaceutical ingredients and fine chemicals, intended primarily for the pharmaceutical industry.

In April 2002, the Company was purchased by PAR Pharmaceutical companies Inc.("PAR") (previously - Pharmaceutical Resources Inc. ("PRI")), a publicly traded company in the U.S. in consideration for $ 32 million.

On January 20, 2006, PAR entered into a Share Transfer agreement, effective as of December 31, 2005 with Dr. Arie Gutman, the former owner of Finetech Ltd. and director in PAR, according to which PAR transferred to Dr. Arie Gutman at par value all of the issued and outstanding shares of the Company.

On January 4, 2008, RxElite Inc. (a publicly traded Company in the U.S) acquired, through its wholly owned Israeli subsidiary, RxElite Israel Ltd. ("the Purchaser"), all of the business and assets of the Company, other than certain specifically excluded monetary assets and liabilities, pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) for an aggregate purchase price of $6.2 million. In addition, all rights and obligations related to the Office of the Chief Scientist of Israel and Approved Enterprise will be submitted to the purchaser. See Notes 6(b) and 8(a).

Pursuant to the Purchase Agreement, the Company agreed to provide termination notice to all of its employees and the Purchaser agreed simultaneously to present all such employees an offer to become the employees of the Purchaser, under terms similar to those applicable to their employment by the Company. In addition, RxElite, Inc. entered into an Employment Agreement with Dr. Gutman, engaging Dr. Gutman to serve as the President of the Israeli subsidiary, RxElite Israel Ltd.

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The significant accounting policies in the preparation of the financial statements applied on a consist basis, are as follows:

a.	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

FINETECH LABORATORIES LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

b.	Financial statements in U.S. dollars:

The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar. Most of the revenues are denominated and earned in U.S. dollars, and most purchases of materials and components are made in U.S. dollars, Financing and investing activities, including equity transactions and cash investments, are made in U.S. dollars and most of its assets are denominated in U.S. dollars. Thus, the functional and reporting currency of the Company is the U.S. dollar.

Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are remeasured into U.S. dollars in accordance with the Statement of Financial Accounting Standard Board No. 52, "Foreign Currency Translation" ("SFAS No. 52"). All transaction gains and losses of the remeasured monetary balance sheet items are reflected in the statement of operations as financial income or expenses, as appropriate.

c.	Cash equivalents:

The Company considers all highly liquid investments, which are convertible to cash with maturities of three months or less at their acquisition date, as cash equivalents.

d.	Inventories:

Inventories are stated at the lower of cost or market value. Inventory write-offs are provided for slow-moving items or technological obsolescence.

Cost is determined as follows:
Raw materials – first in first out (FIFO) method.
Finished products – using the weighted average method and calculated manufacturing costs.

e.	Property and equipment:

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets.

The annual depreciation rates are as follows:

Percentage (%)
Machinery and equipment	10-33
Motor vehicles	15
Furniture and fixtures	6-15
Leasehold improvements	Over the term of the lease

FINETECH LABORATORIES LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

f.	Impairment of long-lived assets:

The Company's long-lived assets and certain identifiable intangibles are reviewed for impairment in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long Lived Assets", whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the years 2007 and 2006, no impairment losses have been identified.

g.	Revenue recognition:

The Company generates its revenues mainly from sales of chemical compounds for the use in the manufacturing of pharmaceutical products and from granting an exclusive right of supply.

Revenues from chemical compounds are recognized upon delivery in accordance with Staff Accounting Bulletin No. 104 "Revenue Recognition" ("SAB 104"), when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable and collectibility is probable. The Company does not have any significant obligations after delivery.

Amounts received from granting exclusive rights to the manufacturing and production outputs of cabergoline (the Company’s main product) are recognized throughout the terms period.

The Company also generates revenues from sales of professional services including consulting. Service revenues are recognized as work is performed.

h.	Accounting for stock based compensation:

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)") which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based payment awards made to employees and directors. SFAS 123(R) supersedes APB No. 25 and amends SFAS 95, “Statement of Cash Flows”, for periods beginning in fiscal year 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 ("SAB 107"), which was prolonged by SAB 110, relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

FINETECH LABORATORIES LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

h.	Accounting for stock based compensation (Cont.):

SFAS 123(R) requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company's statements of operations.

The Company adopted SFAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard starting from January 1, 2006.

The Company recognizes compensation expenses for the value of its options based on the accelerated method over the requisite service period of the options.

The fair value of stock-based awards was estimated using the Black & Scholes model starting January 1, 2006 with the following weighted-average assumptions for the year ended December 31, 2006:

Year ended December 31,
2006

Expected term (years)	5
Risk free interest rate	4.5%
Volatility	50%
Dividend yield	0%

Expected volatilities are based on historical volatilities from traded stock of similar Companies .The interest rate for period within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant. The Company has historically not paid dividends and has no foreseeable plans to issue dividends.

The Company applies SFAS. No. 123(R) and Emerging Issue Task Force No. 96-18 “Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in conjunction with selling goods or services” (EITF 96-18”) with respect to options issued to non-employees.

i.	Research and development expenses:

Research and development expenses, net of participation grants, are charged to statements of operations as incurred.

FINETECH LABORATORIES LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

j.	Royalty-bearing grants:

Royalty-bearing grants from the Office of the Chief Scientist of Israel (the "OCS") for funding approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and included as a reduction of research and development costs.

k.	Income taxes:

The Company accounts for income taxes in accordance with SFAS No.109, "Accounting for Income Taxes" ("SFAS No. 109"). This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

l.	Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. The majority of the Company's cash is invested in major bank in the U.K. Management believes that the financial institution that hold the Company’s investments are financially sound and accordingly, minimal credit risk exists with respect to this investment.

The Company’s trade receivables are derived from sales to customers located mainly in the United States and Israel. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses. An allowance for doubtful accounts is determined with respect to those amounts that the Company has determined to be doubtful of collection and by a general reserve.

The Company has no off balance sheet concentrations of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

m.	Severance pay:

The Company's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. The Company's liability for all of its employees is fully provided by monthly deposits with insurance policies and by an accrual.

FINETECH LABORATORIES LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

m.	Severance pay (Cont.):

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

In connection with the Purchase Agreement signed with RxElite, the Company agreed to provide termination notice to all of its employees and as of December 31, 2007 paid all of its liability for severance pay.

Severance expenses for the years ended December 31, 2007 and 2006 amounted to approximately $60 and $36, respectively.

n.	Fair value of financial instruments:

The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values due to the short-term maturities of such instruments.

o.	Recent accounting pronouncements

(1)
In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement No. 159. “The Fair Value Option for Financial Assets and Financial Liabilities” including an amendment of FASB Statement No. 115 (“SFAS 159”), which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities under an instrument-by-instrument election. If the fair value option is elected for an instrument, subsequent changes in fair value for that instrument will be recognized in earnings. SFAS 159 also establishes additional disclosure requirements and is effective for fiscal years beginning after November 15, 2007.

The Company is currently evaluating the effect that the application of SFAS 159 will have on its results of operations and financial condition.

(2)
In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements“ (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 will be effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the effect that the application of SFAS 157 will have on its results of operations and financial position.

FINETECH LABORATORIES LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

o.	Recent accounting pronouncements (Cont.)

(3)
In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS 160 amends Accounting Research Bulletin 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary.

SFAS 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is not permitted.

The Company is currently evaluating the potential impact that the adoption of SFAS 160 could have on its financial statements.

(4)
On December 21, 2007 the SEC staff issued Staff Accounting Bulletin No. 110 ("SAB 110"), which, effective January 1, 2008, amends and replaces SAB 107, Share-Based Payment. SAB 110 expresses the views of the SEC staff regarding the use of a “simplified” method in developing an estimate of expected term of “plain vanilla” share options in accordance with FASB Statement No. 123(R), Share-Based Payment. Under the “simplified” method, the expected term is calculated as the midpoint between the vesting date and the end of the contractual term of the option. The use of the “simplified” method, which was first described in Staff Accounting Bulletin No. 107, was scheduled to expire on December 31, 2007. SAB 110 extends the use of the “simplified” method for “plain vanilla” awards in certain situations. The SEC staff does not expect the “simplified” method to be used when sufficient information regarding exercise behavior, such as historical exercise data or exercise information from external sources, becomes available.

The Company is currently evaluating the potential impact that the adoption of SAB No. 110 could have on its financial statements.

FINETECH LABORATORIES LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES (CONT.)

o.	Recent accounting pronouncements (cont.)

(5)
In December 2007, the FASB issued SFAS 141(R), Business Combinations. This Statement replaces SFAS 141, Business Combinations, and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141(R)). In addition, SFAS 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS 141(R) amends SFAS No. 109, Accounting for Income Taxes, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS 142, Goodwill and Other Intangible Assets, to provide, among other things, guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is not permitted.

The Company is currently evaluating the impact that this pronouncement may have on its financial statements.

(6)
In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement 109” ("FIN 48”). FIN 48 establishes a single model to address accounting for uncertain tax positions. FIN 48 clarified the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

FIN 48 will apply to private Companies for fiscal years beginning after January 1, 2008. The Company is currently evaluating the impact that this pronouncement may have on its financial position and result of operations.

NOTE 3:-	INVENTORIES

December 31,
2007

Raw materials	$23
Finished goods	371
$394

FINETECH LABORATORIES LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 4:-	PROPERTY AND EQUIPMENT, NET

December 31,
2007
Cost:
Machinery and equipment	$4,164
Office furniture and equipment	50
Motor vehicles	155
Leasehold improvements	3,240
7,609

Less - accumulated depreciation and amortization	(4,038)

Depreciated cost	$3,571

Depreciation expenses amounted to $ 868 and $ 902 for the years ended December 31, 2007 and 2006, respectively.

NOTE 5:-	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

December 31,
2007

Accrued salaries and related expenses *)	$123
Trade payable	16
Other accounts payable and accrued expenses	95

$234

*) Includes accrued vacation pay	$67

NOTE 6:-	COMMITMENTS AND CONTINGENCIES

a.
The Company rents its facilities under operating lease agreement which expire in February 2013 with renewal option for additional period until 2027. Rent expenses for the years ended December 2007 and 2006 were $113. The minimum rental payments leases are as follows:

Year ended December 31,

2008	$113
2009	117
2010	159
2011	159
2012 and thereafter	185
Total minimum lease payments	$733

FINETECH LABORATORIES LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 6:-	COMMITMENTS AND CONTINGENCEIS (CONT.)

In the event the Company will decide to terminate the operating lease agreement, it must provide 90 days prior notice. In connection with the Purchase Agreement with RxElite, the Company intends to assign its lease agreement to the purchaser.

b.
The Company is obligated to pay royalties to the OCS in respect of government participation in research and development expenses, calculated at rates of 3%-3.5% of sales of the products developed with the Government's participation up to the dollar amount of such participation with the addition of interest or a higher amount under certain circumstances. The balance of the royalty obligation at December 31, 2007, is approximately $ 2.4 million to be paid in respect of future sales of these products.

Subsequent to balance sheet date and in connection with the Purchase Agreement, the Company submitted a request to transfer all rights and obligations related to the OCS, to the purchaser.

c.
On December 31, 2006, the Company signed an agreement with a third party to purchase certain know-how (the “Know-How”). In consideration for the Know-How, the Company committed to pay royalties of 2.5% of all revenues from the sale of a product manufactured with the Know-How and granted 350,000 warrants to the Company’s shares (See Note 7(c)).

NOTE 7:-	SHAREHOLDERS’ EQUITY

a.	Equity transactions:

On January 5, 2006, PAR converted its capital note, in the amount of $ 4.2 million into Ordinary shares.

In connection with the share Transfer Agreement with PAR, the Company classified an amount of $10.7 million which was paid by PAR in previous years and was recorded as receipts on account of shares to additional paid in capital.

On April 16, 2006 the Company issued to Dr. Arie Gutman 4,904,686 Ordinary shares at no consideration. Since Dr. Arie Gutman owned 100% of the outstanding shares of the Company before the issuance of these shares, the issuance of such shares has been accounted for as a stock dividend.

In September 2006, 1,000,000 shares were issued to an investor in consideration for $3,500 thousands. In October 2007, the Company has acquired back these 1,000,000 shares in consideration for $2,090 thousands.

b.	Share Option Plan:

In November 2006, the Company's Board of Directors approved a plan, pursuant to which 300,000 options will be granted to the Company's employees. The options are exercisable into up to 300,000 Ordinary shares with an exercise price of $3.5 per share. Through December 31, 2006, 236,000 options were granted to the Company's employees. During 2007, no options were granted. The option plan was carried out pursuant to section 102 to the Income Tax Ordinance.

FINETECH LABORATORIES LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 7:-	SHARE HOLDERS’ EQUITY (CONT.)

b.	Share Option Plan (Cont.):

The eligibility of the Company's employees to exercise the options will be executed in portions: 20% of the options will become exercisable beginning at the end of one year from the allocation date. The balance of the options will become exercisable during 48 additional months, an equal portion at the end of each month. The contractual life of the options is 10 years from the date of grant.

The fair value of the options issued in December 31, 2006, was $404 thousands as of the grant date.

In connection with the Purchase Agreement with RxElite, all of the Company’s employees which were awarded options to purchase ordinary shares of the Company signed on employment termination agreement according to which the employees waived any rights with respect to these options. As such, all granted options were cancelled.

c.	Warrants to non-employees:

In connection with the agreement signed to purchase Know-How, on December 31, 2006, the Company granted to a third party 350,000 warrants in two equal installments of 175,000 warrants each, at an exercise price per share of $3.5. The first installment of 175,000 warrants vested immediately at grant date. The second installment of 175,000 warrants will vest upon submission of a dossier for a certain product by the Company to any regulatory agency. The contractual life of the options is 5 years. As of December 31, 2007, the Company’s management estimated that the performance conditions will not be achieved. As such, no expenses were recorded regarding these warrants in 2007.

The fair value of the warrants as of the grant date was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 4.5%, expected dividend yield of 0%, expected volatility of 50% and contractual life of 5 years. As of the grant date the fair value of the fully vested options issued was $299 thousands. In 2006 the Company recorded all the amount as research and development expenses.

According to the agreement, the second installment of the warrants will terminate immediately prior to any closing of an acquisition or sale of the Company or its assets. As detailed in Note 1, on January 4, 2008, RxElite acquired all of the business and assets of the Company. Consequently, these performance based warrants were forfeited.

Subsequent to the balance sheet date and in connection with RxElite Purchase Agreement, the third party notified the Company that it has no intent to exercise its vested warrants granted as part of this agreement.

FINETECH LABORATORIES LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE8:-	INCOME TAXES

a.	Tax laws applicable to the Company:

The provisions of the Income Tax (Inflationary Adjustments) Law, 1985 apply to the Company. According to the law, the results for tax purposes are measured based on the changes in the Israeli CPI.

The Company has been granted Approved Enterprise status for four expansions of its facility.

Under the terms of the approval of the first, second and third expansions, income derived from the Approved Enterprises status of the expansions is subject to a reduced income tax rate of 25% for periods ending in 2007, assuming the percentage of holdings of foreign investors in the Company is less than 25% of total holdings.

Under the terms of the approval of the fourth expansion, income derived from the Approved Enterprises status of the expansions is tax exempt for a period of two years and subject to a reduced income tax rate of 25% for an additional period of five years assuming the percentage of holdings of foreign investors in the Company is less than 25% of total holdings. Due to operating losses for tax purposes, the benefit period of the fourth expansion has not yet begun.

If the percentage of holdings of foreign investors exceeds 25%, the Company will be entited to additional three years of tax benefits.

If the percentage of holdings of foreign investors exceeds 49%, a reduced tax rate of down to 10% may apply at the benefit period subject to the specific percentage.

The Company is entitled to the benefits starting in the year in which the Company first generates taxable income, but not later than 14 years from the date of approval or 12 years from the first year of operation of the expansion. Should the Company pay dividends from tax-exempt income, it will be liable to 25% tax on the amount distributed, and a further withholding tax will be deductible from the amount distributed.

Subsequent to the balance sheet date and in connection with the Purchase Agreement, the Company and the purchaser submitted a request to the Investment Center in Israel to transfer the approvals for Approved Enterprise status, as described above, to the purchaser.

b.	The Company has not received final tax assessments since inception (2001).

c.	Tax rates applicable to the Company's income:

Until December 31, 2003, the regular tax rate applicable to income of companies (which are not entitled to benefits due to "approved enterprise", as described above) was 36%. In June 2004, an amendment to the Income Tax Ordinance (No. 140 and Temporary Provision), 2004 was passed by the "Knesset" (Israeli parliament) and on July 25, 2005, another law was passed, the amendment to the Income Tax Ordinance (No. 147) 2005, according to which the corporate tax rate is to be progressively reduced to the following tax rates: 2006 - 31%, 2007 - 29%, 2008 - 27%, 2009 - 26%, 2010 and thereafter - 25%.

FINETECH LABORATORIES LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands

NOTE 8:-	INCOME TAXES (CONT.)

d.
As of December 31, 2007, the main reconciling item from the statutory tax rate of the Company (29%) to the effective tax rate (0%) is carry-forward tax losses for which a full valuation allowance was provided. Carry-forward tax losses of the Company, which may be carried forward for an indefinite period and other temporary differences, amounted to approximately $ 4.7 million as of December 31, 2007. Deferred tax assets relating to these carry-forward losses were not recorded due to the uncertainty of their utilization.

NOTE 9:-	MAJOR CUSTOMER

Major customer data (percentage of total revenues)

	Year ended December 31,
	2007	2006
	%

Customer A	78	96

NOTE 10:-	SETTLEMENT FOR POTENTIAL DAMAGES

In 2006, the Company claimed for compensation with regards to potential future damages related to a patent registration. As a settlement, the Company received approximately $ 1.6 million. The entire settlement fee has been recorded in the statement of operations in 2006.

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